                                                                      Exhibit 23








                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nordson Corporation of our report dated December 5, 2001, included in the Annual Report to Shareholders of Nordson Corporation for the year ended October 28, 2001.

                  We also consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below and the related prospectuses of Nordson Corporation of our report dated December 5, 2001, with respect to the consolidated financial statements of Nordson Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended October 28, 2001:

     - Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (now entitled 1988 Amended and Restated Stock Appreciation Rights Plan) (No. 2-66776)
     -    Nordson Employees' Savings Trust Plan (No. 33-18309)
     -    Nordson Corporation 1989 Stock Option Plan (No. 33-32201)
     -    Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)
     -    Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)
     - Nordson Corporation - Slautterback Corporation 401(k) Profit Sharing Plan (No. 33-73522)




                                           /s/ Ernst & Young LLP
                                           ----------------------------------
                                           Ernst & Young LLP




Cleveland, Ohio
January 24, 2002